[EXHIBIT 3.3]

                             BYLAWS

                               OF

                       KNIGHT ENERGY CORP.

                       ___________________

                            ARTICLE I
                             OFFICES

     SECTION 1.     REGISTERED OFFICE AND AGENT

     The registered office of the Corporation shall be in the City and County of Baltimore, State of Maryland or such other city and county as the Board of Directors (the "Board") shall determine. The name and address of the Corporation's registered agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

     SECTION 2.     OTHER OFFICES

     The Corporation may have offices at such other places both within and without the State of Maryland as the Board may from time to time determine or the business of the Corporation may require.

                           ARTICLE II
                          STOCKHOLDERS

     SECTION 1.     ANNUAL MEETINGS

     A meeting of the stockholders for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at such time and such date as shall be fixed by resolution of the Board. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2.     SPECIAL MEETINGS

     Unless the Articles of Incorporation provide otherwise, special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by a majority of the Board or by the written request of stockholders in accordance with this Article II, Section 2. Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting and shall be delivered to the principal office of the Corporation addressed to the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.


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     SECTION 3.     PLACE OF MEETINGS

     All meetings of the stockholders shall be held at such places within or without the State of Maryland or at such other place in the United States as may be stated in the notice of the meeting.

     SECTION 4.     NOTICE OF MEETINGS

         4.1  Giving of Notice.  Except as otherwise provided  by
              ----------------
statute, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 90 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         4.2  Notice of  Adjourned  Meetings.  When  a meeting is
              ------------------------------
adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting,
a  notice  of  the  adjourned  meeting  shall   be  given to each
stockholder of record entitled to vote at the meeting.

         4.3  Waiver of Notice.
              ----------------

               4.3.1     Whenever  any  notice  is required to be
     given to any stockholder under the provisions of these Bylaws, the Articles of Incorporation or the General Corporation Law of the State of Maryland, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

               4.3.2 The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 5.     FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

          5.1  Meetings.  For the purpose of determining stockholders
               --------
entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply


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to  any  adjournment of the meeting; provided, however, that  the
                                     --------  -------
Board may fix a new record date for the adjourned meeting.

         5.2  Dividends, Distributions and Other Rights.  For the
              -----------------------------------------
purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day o n which the Board adopts the resolution relating thereto.

     SECTION 6.     QUORUM

     One-third of the outstanding shares of stock of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders; provided, that the quorum includes the holders of at least one-third of the Corporation's outstanding shares of common stock, $.0001 par value; provided, further, that where a separate vote by a class or classes or by a series of a class is required, one-third of the outstanding shares of such class or classes or of such series of a class, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter. Shares of stock will be counted toward a quorum if they are either (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 7.     ORGANIZATION

     At each meeting of the stockholders, the Chairman of the Board, or in his absence the Chief Executive Officer, the President or the Vice Chairman of the Board, or if all of the said persons are absent, a person designated by the Board, the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board, or in the absence of such designated person, a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.

     The Secretary, or in his absence or in the event he shall be presiding over the meeting in accordance with the provisions of this Section, an Assistant Secretary or, in the absence of the


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Secretary  and  all  of  the Assistant  Secretaries,  any  person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 8.     VOTING

         8.1  General Provisions.   Unless otherwise provided in
              ------------------
the Articles of Incorporation or a resolution of the Board creating a series of stock, at each meeting of the stockholders, each holder of any share of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the Corporation on the record date fixed as provided in these Bylaws for determining the stockholders entitled to vote at such meeting. In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the General Corporation Law of the State of Maryland. In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal. A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote "for" the management's position. Where a separate vote by a class or classes or by a series of a class is required, if a quorum is present, the affirmative vote of the majority of shares of such class or classes or series of a class present in person or represented by proxy at the meeting shall be the act of such class or classes or series of a class. The provisions of this Section will govern with respect to all votes of stockholders except as otherwise provided for in these Bylaws, the Articles of Incorporation or the General Corporation Law of the State of Maryland.

         8.2  Voting For Directors.  At each election of directors
              --------------------
the voting shall be by written ballot. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         8.3  Shares Held or Controlled by the Corporation.  Shares
              --------------------------------------------
of its own capital stock belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.

         8.4  Proxies.  A stockholder may vote by a proxy that is
              -------
in writing or is transmitted electronically, including but not limited to, via telegram, cablegram, internet, interactive voice
response  system  or  other  means  of  electronic   transmission
executed or authorized by the stockholder or by his attorney-in-fact. Any electronic transmission must set forth information from which it can be determined by the Corporation or the inspector that such electronic transmission was authorized by the stockholder. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall


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entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

     SECTION 9.     INSPECTORS

     Prior to each meeting of stockholders, the Board shall appoint at least one inspector who is not a director, candidate for director or officer of the Corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies. Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

     SECTION 10.    LIST OF STOCKHOLDERS

     The Secretary or other officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the Corporation, or to vote in person or by proxy at any such meeting.

     SECTION 11.    STOCKHOLDER PROPOSALS

     At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting of stockholders (a) by, or at the direction of, the Board; or (b) by a stockholder of the Corporation who complies with the procedures set forth in this Section 11. For business or a proposal to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an


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adjournment of an annual meeting commence a new time  period  for the giving of a stockholder's notice as described above.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (i) a description, in 500 words or less, of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholders known by such stockholder to be supporting such proposal; (iii) the class and number of shares of the Corporation which are beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder's notice; (iv) a description, in 500 words or less, of any interest of the stockholder in such proposal; and (v) a representation that the stockholder is a holder of record of stock of the
Corporation and intends to appear in person or by proxy at the meeting to present the proposal specified in the notice. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 11.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, nothing in this
Section 11 shall be interpreted or construed to require the inclusion of information about any such proposal in any proxy statement distributed by, at the direction of, or on behalf of, the Board.

     SECTION 12.    CONDUCT OF MEETING

     The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iii) limitations on attendance at or participation in the meeting to only stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.


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     SECTION 13.    WRITTEN CONSENT OF STOCKHOLDERS

     Except as provided in the following sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing by each stockholder entitled to vote on the matter and is filed with the records of stockholder meetings. Unless the Articles of Incorporation provide otherwise, the holders of any class of the Corporation's stock, including holders of the Corporation's common stock, entitled to vote generally in the election of directors, may take action or consent to any action concerning election of directors by delivering a consent in writing of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of the stockholders if the Corporation gives notice of the action so taken to each stockholder not later than 10 days after the effective time of the action.

     SECTION 14.    CONTROL SHARE ACQUISITION ACT

     Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, Title 3, Subtitle 7 of the General Corporation Law of the State of Maryland (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 14 may be repealed, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the General Corporation Law of the State of Maryland (or any successor provision)) and, upon such repeal, may, to the extent provision by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the General Corporation Law of the State of Maryland (or any successor provision)).

                           ARTICLE III
                       BOARD OF DIRECTORS

     SECTION 1.     NUMBER, QUALIFICATION AND TERM OF OFFICE

     The business, property and affairs of the Corporation shall be managed by a Board consisting of not less than one director. The Board shall from time to time by a vote of a majority of the directors then in office fix the specific number of directors to constitute the Board. Unless otherwise provided in the Articles of Incorporation, at each annual meeting of stockholders, the Board shall be elected by the stockholders for a term of one year. Each director shall serve until his successor is duly elected and shall qualify.

     SECTION 2.     VACANCIES

     Unless otherwise provided in the Articles of Incorporation, vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director, at any regular or special meeting of the Board.


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     SECTION 3.     NOMINATIONS OF DIRECTORS

     Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders or special meeting of stockholders called by the
Board  for  the purpose of electing directors (i) by  or  at  the direction of the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedure set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be received by the Secretary not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

     A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person on the date of such stockholder's notice and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's (or its agent's) books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominee(s), (b) the class and number of shares of the Corporation beneficially owned by such stockholder on the date of such stockholder's notice and by any other stockholders known by such stockholder to be supporting such nominee(s) on the date of such stockholder's notice, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iii) a description of all arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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     SECTION 4.     RESIGNATIONS

     Any director may resign at any time upon written notice to the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and the acceptance of such resignation, unless otherwise required by the terms thereof, shall not be necessary to make it effective.

     SECTION 5.     REMOVALS

     Unless otherwise provided in the Articles of Incorporation, any director may be removed, with or without cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the Corporation entitled to vote for the election of such director.

     SECTION 6.     PLACE OF MEETINGS; BOOKS AND RECORDS

     The Board may hold its meetings and have an office or offices at such place or places within or without the State of Maryland as the Board from time to time may determine.

     The Board, subject to the provisions of applicable statutes, may authorize the books and records of the Corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the Corporation, to be kept at such place or places outside of the State of Maryland as, from time to time, may be designated by the Board.

     SECTION 7.     ANNUAL MEETING OF THE BOARD

     The first meeting of each newly elected Board, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable on the same date as, and after the adjournment of, the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors, provided a quorum shall be present. In the event the first meeting of the newly elected Board is not held on the same date as and after the Annual Meeting of Stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the newly elected directors.

     SECTION 8.     REGULAR MEETINGS

     The Board shall provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

     SECTION 9.     SPECIAL MEETINGS

     Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Vice Chairman of the Board and shall be called by the Secretary on the written request of three directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each director or delivered to him by telephone, facsimile, telegraph, internet or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the General Corporation Law of the State of Maryland, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     SECTION 10.    QUORUM AND MANNER OF ACTING

     Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

     SECTION 11.    ORGANIZATION

     At every meeting of the Board, the Chairman of the Board, or in his absence, the Chief Executive Officer, the President or the Vice Chairman of the Board, or if all of the said persons are absent, a chairman chosen by a majority of the directors present shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     SECTION 12.    CONSENT OF DIRECTORS IN LIEU OF MEETING

     Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is filed with the minutes of the proceedings of the Board or committee.

     SECTION 13.    TELEPHONIC MEETINGS

     Members of the Board, or any committee designated by the Board, may participate in any meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

     SECTION 14.    COMPENSATION

     Each director, who is not a full-time salaried officer of the Corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board, may receive as a director a stated salary, an annual retainer, compensation based on the number of meetings held or attended, and/or any other benefits as the Board may determine, and in addition may be allowed a fixed fee or reimbursement of his reasonable expenses for attendance at each regular or special meeting of the Board or any committee thereof.

     SECTION 15.    INTERESTED DIRECTORS

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers is a director or officer of this Corporation, or in which one of the directors or officers of this Corporation has a financial interest in such contract or transaction, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                           ARTICLE IV
              COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 1.     COMMITTEES

     The Board may designate such other committees, consisting of such number of directors as the Board may from time to time determine, and each such committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board, such duties, functions and powers as the Board may from time to time prescribe.

     SECTION 2.     COMMITTEE CHAIRMAN, BOOKS AND RECORDS

     Each committee shall elect a chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the committee shall be reported to the Board at the next meeting of the Board.

     SECTION 3.     ALTERNATES

     Alternate  members  of  the committees  prescribed  by  this
Article IV may be designated by the Board from among the directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

     Alternate  members  of  such  committees  shall  receive   a
reimbursement for expenses and compensation at the same rate as regular members of such committees.

     SECTION 4.     QUORUM AND MANNER OF ACTING

     At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

                            ARTICLE V
                            OFFICERS

     SECTION 1.     NUMBER

     The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer or President, a Secretary, and such other officers with such titles and powers and/or duties as the Board shall from time to time determine. Officers of the Corporation may simultaneously serve as officers of subsidiaries or divisions thereof. Any number of offices may be held by the same person.

     SECTION 2.     ELECTION

     The officers of the Corporation, except the assistant officers who may be appointed by the Chief Executive Officer or the Chairman of the Board as provided in this Article V, shall be elected or appointed as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier death, resignation or removal.

     SECTION 3.     RESIGNATIONS

     Any elected or appointed officer may resign at any time upon written notice to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect upon the date of its receipt or at such later time as may be specified therein, and unless otherwise required by the terms thereof, no acceptance of such resignation shall be necessary to make it effective.

     SECTION 4.     REMOVALS

     Any elected or appointed officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, and in the case of an assistant officer appointed by the Chairman of the Board or the Chief Executive Officer pursuant to this Article V, may be so removed by the Chairman of the Board or the Chief Executive Officer. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election or appointment of any officer shall not of itself create contractual rights.

     SECTION 5.     VACANCIES

     Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting or as otherwise provided in these Bylaws.

     SECTION 6.     CHAIRMAN OF THE BOARD

     The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board, and shall have authority to call special meetings of the Board. He also shall have the power to appoint and remove assistant officers of the Corporation with such titles and duties as he may from time to time deem necessary or appropriate, and shall have such other powers and duties as are expressly provided in these Bylaws.

     SECTION 7.     CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer, if any, shall assist the Chairman of the Board in the performance of his duties and shall perform those duties assigned to him in other provisions of the Bylaws and such other duties as may from time to time be assigned to him by the Board. In the absence or disability of the Chairman of the Board, or at his request, the Chief Executive Officer may preside at any meeting of the stockholders or of the Board and, in such circumstances, may exercise any of the other powers or perform any of the other duties of the Chairman of the Board. The Chief Executive Officer may sign or execute, in the name of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the
Board or these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer also shall have the power to appoint and remove assistant officers of the Corporation with such titles and duties as he may from time to time deem necessary or appropriate.

     The Chief Executive Officer shall have such other power and authority as is usual, customary and desirable to perform all the duties of the office (including, but not limited to, the approval of payments or arrangements made in connection with the
Corporation's debt, interest, tax, contractual and regulatory obligations) necessary to, and consistent with, the businesses of the Corporation and its subsidiaries. The Chief Executive Officer (and other officers of the Corporation as delegated by the Chief Executive Officer or as authorized in these Bylaws) may delegate the foregoing authorization to other officers, employees and agents of the Corporation by either written authorization
(including powers of attorney) or otherwise, unless such authorization is expressly reserved for the Chief Executive Officer or other officer, as applicable.

     SECTION 8.     PRESIDENT

     The President, if any, shall have general authority over the property, business and affairs of the Corporation, and over all subordinate officers, agents and employees of the Corporation, subject to the control and direction of the Board or the Chief Executive Officer, including the power to sign and acknowledge in the name and on behalf of the Corporation all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may delegate to any officer, employee or agent of the Corporation authority to sign, execute and acknowledge in his place and stead all such documents and instruments.

     SECTION 9.     VICE PRESIDENTS

     Each Executive Vice President, Senior Vice President and Vice President, if any, shall have such powers and perform such duties as may from time to time be assigned to him, directly or indirectly, either generally or in specific instances, by the Board or the Chief Executive Officer.

     Subject to delegations by the Board or the Chief Executive Officer pursuant to this Article V, each Executive Vice President, Senior Vice President and Vice President shall perform all duties incident to the office of vice president of a corporation and shall have authority to sign or execute, in the name of the Corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Board or these Bylaws to some other officer or agent of the Corporation.

     SECTION 10.    SECRETARY

     The Secretary shall keep the minutes of meetings of the stockholders and of the Board in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him directly or indirectly by the Board, the Chief Executive Officer and the President, or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the Corporation.

     SECTION 11.    ABSENCE OR DISABILITY OF OFFICERS

     In the absence or disability of the Chairman of the Board, the Chief Executive Officer, of the President, the Board or a committee thereof may designate individuals to perform the duties of those absent or disabled.

                           ARTICLE VI
             STOCK CERTIFICATES AND TRANSFER THEREOF

     SECTION 1.     STOCK CERTIFICATES

     Except as otherwise permitted by statute, the Articles of Incorporation or resolution or resolutions of the Board, every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares, and the class and series thereof, owned by him in the Corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Board or the Chief Executive Officer shall determine the form of stock certificate of the Corporation.

     SECTION 2.     TRANSFER OF STOCK

     Transfer of shares of the capital stock of the Corporation shall be made only on the books (whether physically or electronically) of the Corporation by the holder thereof, or by his attorney duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

     SECTION 3.     TRANSFER AGENTS AND REGISTRARS

     The Board may appoint responsible companies from time to time to act as transfer agents and registrars of the stock of the Corporation, as may be required by and in accordance with applicable laws, rules and regulations. If the Board appoints a transfer agent and registrar, then, except as otherwise provided by the Board in respect of temporary certificates, no certificates for shares of capital stock of the Corporation shall be valid unless countersigned by such transfer agent and registered by such registrar.

     SECTION 4.     ADDITIONAL REGULATIONS

     The Board may make such additional rules and regulations  as
it   may  deem  expedient  concerning  the  issue,  transfer  and registration of certificates for shares of the capital stock of the Corporation.

     SECTION 5.     LOST, STOLEN OR DESTROYED CERTIFICATES

     The Board may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen or destroyed, or alleged to be lost, stolen or destroyed, upon such terms and in accordance with such procedures as the Board or the Chief Executive Officer shall deem proper and prescribe.

                           ARTICLE VII
                    DIVIDENDS, SURPLUS, ETC.

     Except as otherwise provided by statute or the Articles of Incorporation, the Board may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation. No distribution may be made if, after giving effect to the distribution, (a) the Corporation would not be able to pay indebtedness of the Corporation as the indebtedness becomes due in the usual course of business; or (b) the Corporation's total assets would be less than the sum of its total liabilities plus, unless the Articles of Incorporation permit otherwise, the amount that would be needed if the Corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

                          ARTICLE VIII
                              SEAL

     The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Maryland." The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                           ARTICLE IX
                           FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of April of each year, or on such other day as may be fixed from time to time by the Board.

                            ARTICLE X
                         INDEMNIFICATION

     SECTION 1.     RIGHT TO INDEMNIFICATION

     Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director (as that term is used in this
Article X only, to include directors elected or appointed pursuant to Article III of these Bylaws), officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of the State of Maryland, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); further provided, however, that, if the General Corporation Law of the State of Maryland requires, an advancement of expenses incurred by an indemnitee in his capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee while a director, officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 1, or otherwise.

     SECTION 2.     RIGHT OF INDEMNITEE TO BRING SUIT

     If a claim under Section 1 of this Article X is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption and prove that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders), to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

     SECTION 3.     NONEXCLUSIVITY OF RIGHTS

     The  rights  to  indemnification and to the  advancement  of expenses conferred in this Article X shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 4.     INSURANCE, CONTRACTS AND FUNDING

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Maryland. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     SECTION 5.     MAJORITY OWNED SUBSIDIARIES

     Any person who is or was serving as a director of a majority owned subsidiary of the Corporation shall be deemed, for purposes of this Article only, to be a director, officer or employee of the Corporation entitled to indemnification under this Article.

     SECTION 6.     INDEMNIFICATION OF AGENTS OF THE CORPORATION

     The Corporation may, by action of the Board from time to time, grant rights to indemnification and advancement of expenses to agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                           ARTICLE XI
               CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

     SECTION 1.     CHECKS, DRAFTS, ETC.; LOANS

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall, from time to time, be determined by resolution of the Board. No loans shall be contracted on behalf of the Corporation unless authorized by the Board. Such authority may be general or confined to specific circumstances.

     SECTION 2.     DEPOSITS

     All funds of the Corporation shall be deposited, from time to time, to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may, from time to time, be


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delegated by the Board; and for the purpose of such deposit,  the appropriate officer or agent to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the Corporation.

                           ARTICLE XII
                           AMENDMENTS

     Unless otherwise provided in the Articles of Incorporation, these Bylaws may be altered or repealed, and new Bylaws may be made, by the affirmative vote, at any meeting of the Board, of a majority of the entire Board, subject to the rights of the stockholders of the Corporation to amend or repeal Bylaws made or amended by the Board by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the Corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

                          ARTICLE XIII
                          MISCELLANEOUS

     All  references  and  uses herein of the masculine  pronouns
"he" or "his" shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as "she" or "her."

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